FIRST AMENDMENT TO
FUND PARTICIPATION AGREEMENT

This First Amendment to Fund Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust and Legg Mason Partners Variable Income Trust (each a “Fund”, collectively the “Funds”) and Pruco Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated October 1, 2019 (the
“Agreement”);

WHEREAS, the Parties wish to add Pruco Life Insurance Company of New Jersey (“PLNJ”) as a party to the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.Appendix A of this Amendment, attached hereto, supersedes and replaces in its entirety the Appendix A of the Agreement.

2.The Agreement is hereby amended to add Pruco Life Insurance Company of New Jersey to the definition of “Company” and the list of Parties to the Agreement.

3.Notices. The notices information for the Company and PLNJ shall be as stated below.

If to the Company: Pruco Life Insurance Company
One Corporate Drive Shelton, CT 06484 Attn: Timothy Cronin

If to PLNJ:    Pruco Life Insurance Company of New Jersey
One Corporate Drive Shelton, CT 06484 Attn: Timothy Cronin

4.Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC		Pruco Life Insurance Company

By:	/s/ Jeremy O'Shea	By:	/s/ Timothy Cronin
Name:	Jeremy O'Shea	Name:	Timothy Cronin
Title:	COO US DISTRIBUTION	Title:	Vice President
Date:	9/1/2020	Date:	9/9/2020

Legg Mason Partners Variable Equity Trust		Pruco Life Insurance Company of New Jersey

By:	/s/ Jane Trust	By:	/s/ Timothy Cronin
Name:	Jane Trust	Name:	Timothy Cronin
Title:	President & CEO	Title:	Vice President
Date:	9/1/2020	Date:	9/9/2020

Legg Mason Partners Variable Income Trust

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President & CEO
9/1/2020

APPENDIX A
Separate Accounts, Contracts and Designated Portfolios

Name of Separate Accounts and Date Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)
Pruco Life of New Jersey Flexible Premium Variable Annuity Account (May 20, 1996)

Contracts Funded by Separate Account

Individual Flexible Premium Deferred Variable Annuity Account Individual Flexible Premium Deferred Variable Annuity Account

Designated Portfolios

Name    Cusip

ClearBridge Variable Aggressive Growth Portfolio - Class I    52467X203

ClearBridge Variable Appreciation Portfolio - Class I    52467W882

ClearBridge Variable Dividend Strategy Portfolio - Class I    52467W833

ClearBridge Variable Large Cap Growth Portfolio - Class I    52467X609

ClearBridge Variable Mid Cap Portfolio - Class I    52467X708

ClearBridge Variable Small Cap Growth Portfolio - Class I    52467M843

QS Variable Conservative Growth - Class I    52467W502

QS Variable Growth Portfolio - Class I    52467W700

QS Variable Moderate Growth - Class I    52467W601

Western Asset Core Plus VIT Portfolio - Class I    52467K771 Western Asset Variable Global High Yield Bond Portfolio - Class I    52467K839
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